EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Spartan Motors, Inc.

Charlotte, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on form S-8 of our reports dated March 9, 2016, relating to the consolidated financial statements, the effectiveness of Spartan Motors, Inc.’s internal control over financial reporting, and schedules of Spartan Motors, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ BDO USA, LLP

Grand Rapids, Michigan

September 12, 2016